EXHIBIT (32)

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

              In connection with the Annual Report of Peoples Bancorp of North Carolina, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best knowledge of the undersigned:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2023	/s/ Lance A. Sellers
Date	Lance A. Sellers
Chief Executive Officer

March 17, 2023	/s/ Jeffrey N. Hooper
Date	Jeffrey N. Hooper
Chief Financial Officer